CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 33-53485 and No. 33-55785) of Viacom Inc. and Viacom International Inc. and in the Registration Statements on Form S-8 (No. 41934, No. 56088, No. 59049, No. 59141, No. 55173, No. 55709 and No. 60943) of Viacom Inc. of our report dated February 14, 1996 included in Item 8 of this Form 10-K.

PRICE WATERHOUSE LLP

New York, New York
March 29, 1996